UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2018

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 2000 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 328-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On May 28, 2018, Talos Energy Inc. (“Talos”) posted to its corporate website a version of an investor presentation entitled “May 2018 Investor Presentation” that contained several errors. On June 1, 2018, Talos removed the prior version and posted a revised version of the May 2018 Investor Presentation, correcting such errors as described below:

•	page 7 - proved reserves decreased from 162 to 154 MMBoe (as set forth in footnote 1) and 2P reserves increased from 203 MMBoe to 205 MMBoe. Strip Proved PV-10 decreased from $3,606 MM to $3,398 MM and Strip 2P PV-10 increased from $4,625 MM to $4,734 MM. Liquids weighted reserves decreased from 78% to 75% and deepwater weighted production decreased from 81% to 79%

•	page 18 - oil as a percent of strip proved reserves for Talos Energy decreased from 74% to 70%

•	page 26 - Strip Total Proved (1P) PV-10 decreased from $3,606 MM to $3,398 MM and strip total 2P PV-10 increased from $4,625 MM to $4,734 MM. Liquids weighted reserves decreased from 78% to 75% and Deepwater percentage in proved reserves by location decreased from 81% to 79%

•	page 27 - base 2P core NAV increased from $4,625 MM to $4,734MM

•	page 28 - Talos Enterprise Value / NAV decreased to 0.61 from 0.63

The revised version of the presentation is available at www.talosenergy.com under the “Investors—Events & Presentations” tab.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2018

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary

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